EXHIBIT 10.5

                 EXCLUSIVE PATENT AND KNOW-HOW LICENSE AGREEMENT

THIS AGREEMENT is by and between Thomas C. Edwards, Ph.D., residing at 1426 Gleneagles Way, Rockledge, FL 32955 (hereinafter sometimes "Edwards"); and DynEco Corporation, a corporation of the State of Minnesota, having offices at 564 International Place, Rockledge, FL, 32955 (hereinafter sometimes "DynEco").

         WITNESSETH THE FOLLOWING RECITALS:

         Whereas Edwards has heretofore licensed certain intellectual property to DynEco pursuant to a FIRST AMENDED PATENT AND KNOW-HOW LICENSE AGREEMENT effective March 9, 1992, by and between Edwards and CNS Compressor Corporation, a Minnesota corporation and which has been assigned to DynEco, said FIRST AMENDED PATENT AND KNOW-HOW LICENSE AGREEMENT being hereinafter referred to as the "1992 LICENSE AGREEMENT";

         Whereas DynEco has heretofore licensed certain intellectual property to Parker-Hannifin Corporation, an Ohio Corporation (hereinafter "Parker") pursuant to an EXCLUSIVE WORLDWIDE LICENSE AGREEMENT effective May 1, 2003, and hereafter referred to as the "2003 PARKER AGREEMENT"; and

         Whereas Edwards and DynEco desire to (1) terminate and supercede the 1992 LICENSE AGREEMENT to provide a full and complete current listing of patents licensed to DynEco (hereinafter defined as LICENSED PATENTS) and (2) validate the licensing of intellectual property by DynEco to Parker in the 2003 PARKER AGREEMENT;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto to hereby agree as follows:

ARTICLE I - INCORPORATION OF RECITALS, ACKNOWLEDGEMENT OF 2003
PARKER AGREEMENT & TERMINATION OF 1992 LICENSE AGREEMENT

1.1 The parties hereto incorporate hereto by reference the above RECITALS and affirm that such are true and correct.

1.2 Edwards agrees and confirms that (1) the 2003 PARKER AGREEMENT was entered into by DynEco with his full consent and affirmative participation, and (2) he will use his best efforts to facilitate full compliance by DynEco of all DynEco obligations set forth in the 2003 PARKER AGREEMENT.

1.3 The parties hereto agree that this AGREEMENT terminates and supercedes the 1992 LICENSE AGREEMENT.

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ARTICLE II - DEFINITIONS

Whenever used in this AGREEMENT the following terms shall have the following meanings:

2.1 PRODUCTS shall mean all positive displacement fluid-moving devices including, for example, multi-vane and single-vane-type compressors, expanders and pumps.

2.2 LICENSED PRODUCTS shall mean all PRODUCTS which are covered by LICENSED PATENTS.

2.3 LICENSED PATENTS shall mean all patents and patent applications (1) listed in Exhibit AA hereto, and (2) based on new inventions of Edwards which relate to PRODUCTS, which are conceived by Edwards during the term of Edwards' employment with DynEco, and which are filed pursuant to the provisions of ARTICLE VII.

2.4 EDWARDS KNOW-HOW shall mean all technical information, in any and all forms, created by or for Edwards which relate to LICENSED PRODUCTS and which is created during the term of Edwards' employment with DynEco.

2.5 DYNECO SELLING PRICE shall mean the price at which a LICENSED PRODUCT is invoiced by or for DYNECO in an arm's length transaction less any sales taxes, freight charges, or shipping insurance which are included in such invoice price.

ARTICLE III - EDWARDS LICENSE GRANTS

3.1 The grants by Edwards of this ARTICLE III shall become effective on the EFFECTIVE DATE. The continued effectiveness of said grants is conditioned upon the receipt by Edwards of the payments required of DynEco pursuant to the provisions of ARTICLE VI.

3.2 Edwards grants to DynEco an exclusive, worldwide, royalty bearing right under LICENSED PATENTS to make, have made, use, have used, lease, sell and have sold LICENSED PRODUCTS, the aforesaid grant including the right to grant sublicenses.

3.3 Edwards further grants to DynEco the exclusive, worldwide, royalty bearing right to use EDWARDS KNOW-HOW in connection with the utilization by DynEco of the license granted in Paragraph 3.2 of this
         ARTICLE III.


ARTICLE IV - EFFECTIVE DATE

4.1      The EFFECTIVE DATE of this AGREEMENT is January 1, 2004.

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ARTICLE V - DURATION OF THE AGREEMENT

5.1 The mutual obligations hereunder of the parties hereto shall cease upon the last to expire of the LICENSED PATENTS.


ARTICLE VI - PAYMENTS OF FEES TO EDWARDS, REPORTS & RECORDS

6.1 DynEco agrees to pay Edwards for the duration of this AGREEMENT, as a license fee in consideration for the license grants of ARTICLE II, a royalty fee of one percent (1%) of the DYNECO SELLING PRICE of all LICENSED PRODUCTS sold and/or leased by DynEco to third parties.

6.2 DynEco further agrees to pay Edwards for the duration of this AGREEMENT, as consideration for the license grants of ARTICLE II, a fee of ten percent (10%) of the gross royalty fees received by DynEco from DynEco licensees having sublicenses from DynEco under Paragraph 3.2 of
         ARTICLE III, provided, however, the first five hundred thousand dollars ($500,000) of such gross royalty fees each calendar year shall be exempt from the fee paid to Edwards under this Paragraph 6.2.

6.3 DynEco agrees that the fees payable under this ARTICLE shall be paid and reports provided to Edwards quarterly within sixty (60) days following calendar quarters ending March 31, June 30, September 30 and December 31. Reports for each quarter shall show (1) the total DYNECO SELLING PRICE of LICENSED PRODUCTS sold and/or leased by DynEco and the amount of the Royalty Fee earned thereon as computed pursuant to the provisions of Paragraph 6.1 of this ARTICLE, and (2) the gross royalty fees received by DynEco from DynEco licensees having sublicenses from DynEco under Paragraph 3.2 of ARTICLE III and the amount of the fee earned thereon as computed pursuant to the provisions of Paragraph 6.2 of this ARTICLE.

6.4 DynEco agrees, for a period of two (2) years after the relevant activity, to keep true and accurate records of LICENSED PRODUCTS sold or leased thereby and of royalty received by sublicensees hereunder.

6.5 DynEco further agrees to permit Edwards, or a Certified Public Accounting entity appointed by him to have access to the records to be kept by DynEco pursuant to the provisions of Paragraph 6.4 of this ARTICLE to examine and inspect the same during business hours and not more than once during each calendar year to determine the accuracy of the reports and payments made to Edwards hereunder.

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ARTICLE VII - INVENTION DISCLOSURES & FILING OF NEW PATENT APPLICATIONS

7.1 Edwards agrees to provide timely written invention disclosures to DynEco on all new concepts (patentable or unpatentable) relating to PRODUCTS which are conceived by Edwards during his employment by DynEco.

7.2 DynEco agrees to consider all disclosures provided by Edwards pursuant to Paragraph 7.1 of this ARTICLE VII; it is agreed that DynEco has, on a case-by-case basis, the right but not the obligation to arrange for the filing of patent applications on such disclosures. All patent applications filed by DynEco pursuant to this Paragraph 7.2 shall be considered added to Exhibit AA hereto.

7.3 DynEco agrees to provide timely notifications to Edwards of its decision concerning the filing of patent applications for each invention disclosure provided by Edwards; it is agreed that Edwards has the right but not the obligation to file, at his own expense, patent applications on any of such disclosures with respect to which DynEco waives its right to file.

ARTICLE VIII - PAYMENT OF PATENT AND PATENT APPLICATION RELATED EXPENSES

8.1 DynEco agrees to pay all reasonable legal services charges and disbursements (including but not limited to patent application filing, translation, prosecution, publication, and issuance fees; patent maintenance fees; and foreign annuities) directly related to the patents and applications listed on Exhibit AA and which may be added to Exhibit AA pursuant to the provisions of Paragraph 7.2 of ARTICLE VII hereof.

ARTICLE IX - INFRINGEMENT OF LICENSED PATENTS

9.1 DynEco and Edwards both agree to notify the other of any apparent infringement of LICENSED PATENTS and to discuss and define appropriate action(s). DynEco shall have the right, but not the obligation, to elect to proceed with an infringement action, at its own expense, and any recovery obtained will, after reimbursement of DynEco's expenses, be shared equally with Edwards.

9.2 If DynEco decides not to pursue a specific apparent infringement, it shall provide timely notice to Edwards and Edwards shall have the right, but not the obligation, to elect to proceed, at his sole expense with an infringement action and any recovery obtained will, after reimbursement of Edwards' expenses, be shared equally with DynEco.

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ARTICLE X - EXPIRATION, TERMINATION AND ASSIGNMENT

10.1 Upon expiration of this AGREEMENT, DynEco shall have the right to use EDWARDS KNOW-HOW for any purpose without payment of any fee or royalty to Edwards.

10.2 DynEco may terminate this AGREEMENT without cause as of the end of the year 2009 or any year thereafter by giving Edwards at least six (6) months written notice of its intention to terminate.

10.3 In the event that either party shall fail or be unable to perform its obligations hereunder due to circumstances within such party's control, and if such default or inability should continue for ninety (90) days after receipt of written notice thereof to the defaulting party and the defaulting party has not proposed a written plan acceptable to the non-defaulting party, the non-defaulting party shall have the right to terminate this AGREEMENT by written notice at any time after the expiration of such ninety (90) day period.

10.4 Any right to terminate this AGREEMENT shall be in addition to, not in lieu of, any other rights or remedies of the non-defaulting party. No waiver of either party of any breach of any of the provisions of this AGREEMENT shall be construed as a waiver of any succeeding breach of the same or other provision hereof.

10.5 In the event of termination of this AGREEMENT by Edwards pursuant to Paragraph 10.3 of this ARTICLE, the rights and licenses granted in
         ARTICLE III hereof shall terminate and DynEco shall return EDWARDS KNOW-HOW and make no use thereof or of LICENSED PATENTS.

10.6 In the event of termination of this AGREEMENT by DynEco pursuant to Paragraph 10.3 of this ARTICLE, DynEco shall have the right, at its option, to continue being the licensee under the rights and licenses granted in ARTICLE III, provided it honors its obligation under ARTICLE VI hereof to pay fees to Edwards.

10.7 Neither Edwards' nor DynEco's rights under this AGREEMENT may be assigned without the written consent of the other, except that Edwards agrees that DynEco may assign this AGREEMENT in connection with the sale of all of the business of DynEco with respect to which this AGREEMENT relates, provided, however, this AGREEMENT shall be available to legal representatives of Edwards.

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ARTICLE XI - ARBITRATION, GOVERNING LAW & NO IMPLIED CONTINUING WAIVER

11.1 In the event of any controversy arising out of this AGREEMENT, the parties agree to try to settle all such controversies amicably among themselves; should this not be deemed mutually satisfactory, each unresolved controversy shall be settled in Rockledge, Florida by binding arbitration pursuant to the rules of conciliation and arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the rules.

11.2 The cost of each arbitration which may occur pursuant to the provisions of Paragraph 11.1 hereof shall be divided equally between the parties hereto, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, provided, however, the award of the arbitrator(s) may include compensary damages against either party but under no circumstances will the arbitrator(s) be authorized to, nor shall the arbitrator(s) award, either punitive or consequential damages against either party hereto.

11.3 The Laws of the State of Minnesota, United States of America, shall govern with respect to this AGREEMENT and any question which may arise under this AGREEMENT.

11.4 If at any time either DynEco or Edwards shall elect not to assert its rights under any provision of this AGREEMENT, such action or lack of action in that respect shall not be construed as a waiver of its rights under such provision or under any other provision of this AGREEMENT.

ARTICLE XII - EDWARDS REPRESENTATION & WARRANTY

12.1 Edwards represents and warrants that he has the right to grant the licenses provided in this AGREEMENT and that he has the full power and authority to enter into this AGREEMENT and to carry out the transactions contemplated hereby.

ARTICLE XIII - BANKRUPCY

13.1 The parties hereto agree that if DynEco becomes bankrupt, this AGREEMENT shall terminate, and the 2003 PARKER AGREEMENT shall be honored by Edwards.

ARTICLE XIV - GENERAL PROVISIONS

14.1 Neither party appoints the other as its agent or legal representative, and neither party shall have the right, power or authority to assume, create or incur any expense, liability or obligation on behalf of the other under this AGREEMENT.

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14.2     Notices hereunder to Edwards shall be addressed to Thomas C. Edwards,
         Ph.D., 1426 Gleneagles Way, Rockledge, FL 32955 and notices hereunder to DynEco shall be addressed to DynEco Corporation, 564 International Place, Rockledge FL, 32955 or to such other address as the parties designate by notice in writing.

14.3 This AGREEMENT sets forth the entire agreement and understanding between the parties relating to the subject matter hereof, and supercedes and cancels all prior discussions and agreements between them relating to such subject matter.

14.4 Any amendment to or modification of this AGREEMENT shall be effective only if in writing and executed by the parties hereto.


IN WITNESS WHEREOF, the parties have caused this AGREEMENT (consisting of seven
(7) pages and Exhibit AA) to be duly executed as of the dates indicated below.


DYNECO CORPORATION                                THOMAS C. EDWARDS, PhD

By (signature)________________________            ____________________________
                  G.R. Schell                     Date:_______________2004

Title: DIRECTOR & CHAIR, PATENT COMMITTEE

Date:__________________2004



ATTACHMENT: EXHIBIT AA

This Document Drafted by:
Roger W. Jensen, Attorney
Roger W. Jensen & Associates, Ltd.
8127 Pennsylvania Circle
Bloomington, MN 55438
952.944.7525
952.943.0118 (fax)
rwjensen@isd.net


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